Exhibit 32.1

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Western Magnesium Corporation (the “Company”) certifies, to his or her knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of the Company for the quarter ended April 30, 2022 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 14, 2022

/s/ Sam Ataya
Sam Ataya
Chief Executive Officer (Principal Executive Officer)

Dated: June 14, 2022

/s/ Robert Ramsey Hamady
Robert Ramsey Hamady
Chief Financial Officer (Principal Financial and Accounting Officer)